Exhibit 10.5
                               THIRD AMENDMENT TO

                         UNDERWRITING SERVICES AGREEMENT

         This Amendment to Underwriting Services Agreement (the "Amendment") is entered into between E-LOAN, a California corporation, located at 5875 Arnold Road, Suite 100, Dublin, CA 94568 ("E-Loan"), and PMI MORTGAGE SERVICES CO., a California corporation, located at 601 Montgomery Street, San Francisco, CA 94111 ("PMI").

         WHEREAS, PMI and E-Loan entered into an Underwriting Services Agreement (the "Agreement") on or about June 12, 1998 and amended said Agreement on or about July 31, 1998, and on or about May 3, 1999, and

         WHEREAS, PMI and E-Loan wish to amend the Agreement with respect to the Review Fees under the Agreement;

         NOW, THEREFORE, PMI and E-Loan agree to amend the Agreement on the following terms and conditions.

     1. Exhibit G of the Agreement is hereby amended in its entirety to read as follows:

                  "The Review Fee for each Mortgage Loan Package submitted hereunder shall be as follows:

                  (i) for those Mortgage Loan Packages underwritten under the Agency Underwriting Guidelines for which Mortgage Insurance is not issued, the Review Fee shall be Sixty Dollars ($60.00), and the Review Fee for those Mortgage Loan Packages underwritten under the Agency Underwriting Guidelines for which Mortgage Insurance is requested from PMI MIC shall be Twenty Five Dollars ($25.00).

                  (ii) for those Mortgage Loan Packages underwritten under the Platinum Plus Underwriting Guidelines for which Mortgage Insurance is not issued, the Review Fee shall be Sixty Dollars ($60.00), and the Review Fee for those Mortgage Loan Packages underwritten under the Platinum Plus Underwriting Guidelines for which Mortgage Insurance is requested from PMI MIC shall be Twenty Five Dollars ($25.00).

                  (iii) for those Mortgage Loan Packages submitted On-Site to E-Loan's designated location, the Review Fee shall be a per them fee of Two Hundred Fifty Dollars ($250.00) per underwriter. For any given day, E-Loan shall receive a credit of Fifty Dollars ($50.00) for each of the first five Mortgage Loan Packages underwritten by PMI for which a Mortgage Insurance commitment is requested. The minimum per di em -fee shall be Ten Dollars ($10.00).


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                           The above On-Site per them Review Fee does not
                           include the per loan fees to underwrite Mortgage Loan Packages at E-Loan's site pursuant to an underwriting services agreement between PMI and an investor/third party. Review Fees for the underwriting of such Mortgage Loan Packages will also be billed to E-Loan pursuant to the investor/third party's underwriting services agreement and the applicable fee payment agreement between PMI and E-Loan. This agreement will result in PMI collecting both a fee to cover the expense of the underwriter and a per loan fee."

2.       Exhibit A is amended to include the following:

                           CitiMortgage
                           Chase Manhattan Mortgage Co.
                           Countrywide Home Loans
                           Bank of America
                           Fleet National Bank

                           GMAC

                           GreenPoint Mortgage Funding
                           Washington Mutual ("WAMU")
3.       This Amendment shall become effective as of January 10, 2001.
4. Except as amended hereby, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this instrument on the date set forth below.

E-LOAN                             PMI MORTGAGE SERVICES CO.

/S/ STEVEN M. MAJERUS              /S/ ILLEGIBLE
---------------------------------  -------------

By:  STEVEN M. MAJERUS             By:  Angela Merson
     ----------------------------

Its:  VP SECONDARY MARKETING       Its:  Vice president

Date:  2/14, 2001                  Date:  2/23, 2001
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